     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 1997

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    --------
                                 PNC BANK CORP.
             (Exact name of registrant as specified in its charter)
                                    --------
                                  PENNSYLVANIA
         (State or other jurisdiction of incorporation or organization)

                                   25-1435979
                      (I.R.S. Employer Identification No.)

                                 ONE PNC PLAZA
                                249 FIFTH AVENUE
                      PITTSBURGH, PENNSYLVANIA 15222-2707
                                 (412) 762-1553

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                    --------
                   PNC BANK CORP. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)
                                    --------
                           WALTER E. GREGG, JR., ESQ.
                        SENIOR EXECUTIVE VICE PRESIDENT
                                 PNC BANK CORP.
                                 ONE PNC PLAZA
                                249 FIFTH AVENUE
                      PITTSBURGH, PENNSYLVANIA 15222-2707
                                 (412) 762-2281

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   --------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
          PUBLIC: From time to time after the effective date of this Registration Statement.
                                    --------
                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
TITLE OF EACH CLASS                                   PROPOSED MAXIMUM          PROPOSED MAXIMUM
OF SECURITIES TO            AMOUNT TO BE              AGGREGATE PRICE           AGGREGATE OFFERING      AMOUNT OF
BE REGISTERED               REGISTERED(1)             PER SHARE(2)              PRICE(2)                REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, par
  value $5.00               4,000,000 shares          $38.75                    $155,000,000.00         $46,969.70
========================================================================================================================

         (1) The Common Stock registered hereby will be adjusted to reflect stock splits, stock dividends or similar transactions pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), without the need for any post-effective amendment.

         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low reported sales prices of the registrant's Common Stock on the New York Stock Exchange on April 21, 1997.

Pursuant to Rule 429 under the Securities Act, the Prospectus to be used under this Registration Statement also applies to Registration Statement No. 33-62311. Pursuant to that Registration Statement, 613,847 shares of Common Stock remained available for issuance at March 31, 1997 and a filing fee of $5,463.24 was previously paid with respect to such shares.

===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by PNC Bank Corp. (the "Registrant" or the "Corporation") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement: the Annual Report on Form 10-K for the year ended December 31, 1996; the Current Report on Form 8-K dated as of April 15, 1997; and the description of the Registrant's Common Stock set forth in response to Item 1 of the Registration Statement on Form 8-A of the Corporation filed pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant after the effective date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement or information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement or information contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      A legal opinion to the effect that the shares of Common Stock offered by the Registration Statement, upon their issuance or sale in accordance with the terms of the Plan shall be validly issued, fully paid and nonassessable has been rendered by Melanie S. Cibik, Esquire, Senior Counsel to the Corporation. As of March 31, 1997, Miss Cibik owned 770 shares of the Corporation's Common Stock under the Corporation's employee plans.

      The consolidated financial statements of the Corporation incorporated by reference in the Corporation's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and independent auditors' reports, which financial statements and schedules will

                                       2


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have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988 (Act of December 21, 1988, P.L. 1444), as amended ("1988 BCL") provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his duties. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

      Section 1746 of the 1988 BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      The Corporation's By-Laws provide for the mandatory indemnification of directors and officers in accordance with and to the full extent permitted by the Laws of Pennsylvania as in effect at the time of such indemnification. The Corporation's By-Laws also eliminate, to the maximum extent permitted by the laws of the Commonwealth of Pennsylvania, the personal liability of directors for monetary damages for any action taken, or any failure to take any action as a director except in any case such elimination is not permitted by law. The Corporation has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of the Corporation in connection with the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

      The exhibits listed on the Exhibit Index on page 9 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

ITEM 9.  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer of controlling person in connection with the securities being registered and the Commission remains of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been

                                       4


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settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, and Commonwealth of Pennsylvania, on the 25th day of April, 1997.

                                    PNC BANK CORP.

                                    By:  /s/ THOMAS H. O'BRIEN
                                         -----------------------------
                                         Thomas H. O'Brien
                                         Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

      SIGNATURE                        TITLE                          DATE
      ---------                        -----                          ----

/s/ THOMAS H. O'BRIEN
-------------------------     Chairman, Chief Executive          April 25, 1997
Thomas H. O'Brien             Officer and Director
                              (Principal Executive Officer)

/s/ ROBERT L. HAUNSCHILD
-------------------------     Senior Vice President              April 25, 1997
Robert L. Haunschild          and Chief Financial Officer
                              (Principal Financial Officer)

/s/ WILLIAM J. JOHNS
-------------------------     Senior Vice President and          April 25, 1997
William J. Johns              Chief Accounting Officer
                              (Principal Accounting Officer)

      *
-------------------------     Director                           April 25, 1997
Robert N. Clay

      *
-------------------------     Director                           April 25, 1997
George A. Davidson, Jr.

      *
-------------------------     Director                           April 25, 1997
David F. Girard-diCarlo

      *
-------------------------     Director                           April 25, 1997
Dianna L. Green

      *
-------------------------      Director                         April 25, 1997
C. G. Grefenstette

      *
-------------------------      Director                         April 25, 1997
Bruce Lindsay

      *
-------------------------      Director                         April 25, 1997
Thomas Marshall

      *
-------------------------      Director                         April 25, 1997
W. Craig McClelland

      *
-------------------------      Director                         April 25, 1997
Jackson H. Randolph

      *
-------------------------      President and Director           April 25, 1997
James E. Rohr

      *
-------------------------      Director                         April 25, 1997
Roderic H. Ross

      *
-------------------------      Director                         April 25, 1997
Vincent A. Sarni

      *
-------------------------      Director                         April 25, 1997
Garry J. Scheuring

      *
-------------------------      Director                         April 25, 1997
Richard P. Simmons

      *
-------------------------      Director                         April 25, 1997
Thomas J. Usher

      *
-------------------------      Director                         April 25, 1997
Milton A. Washington

      *
-------------------------    Director                         April 25, 1997
Helge H. Wehmeier

                          *By: /s/ MELANIE S. CIBIK
                              ------------------------------------------------
                               Melanie S. Cibik, Attorney-in-Fact, pursuant to Powers of Attorney filed herewith

                          Date:  April 25, 1997

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



                               EXHIBIT INDEX

Exhibit 4.1 Articles of Incorporation, as amended, of the Corporation, incorporated herein by reference to Exhibits 99.1 and 99.2 of the Corporation's Current Report on Form 8-K dated October 7, 1996 (Commission File No. 1-9718).

Exhibit 4.2 By-Laws, as amended, of the Corporation, incorporated by reference to Exhibit 4.2 of the Corporation's Registration Statement on Form S-8 at Registration No. 33-62311.

Exhibit 4.3    PNC Bank Corp. Employee Stock Purchase Plan, filed herewith.

Exhibit 5 Opinion of Melanie S. Cibik, Esquire, Senior Counsel to the Corporation, regarding validity of the Common Stock being registered, filed herewith.

Exhibit 23.1 Consent of Ernst & Young LLP, independent auditors of the Corporation, filed herewith.

Exhibit 23.2 Consent of Melanie S. Cibik, Esquire, Senior Counsel to the Corporation, contained in the opinion filed herewith as
               Exhibit 5.

Exhibit 24.1 Power of Attorney of certain officers and directors of the Corporation, filed herewith.

Exhibit 24.2   Power of Attorney of Robert N. Clay, filed herewith.

Exhibit 24.3   Power of Attorney of Jackson H. Randolph, filed herewith.

Exhibit 24.4   Power of Attorney of Vincent A. Sarni, filed herewith.

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